Exhibit 23.1

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in this Registration Statement of MTC Technologies, Inc. on Form S-8 of our report dated February 19, 2003, appearing in the Annual Report on Form 10-K of MTC Technologies, Inc. for the year ended December 31, 2002.

/s/    DELOITTE & TOUCHE LLP

Dayton, Ohio

December 22, 2003